United States
Securities and Exchange Commission
Washington D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2008

MTS Medication Technologies, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	001-31578	59-2740462

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2003 Gandy Boulevard North, St. Petersburg, Florida	33702

(Address of Principal Executive Offices)	(Zip Code)

727-576-6311

(Registrant's Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-42(c))

Item 3.01     Notice of Delisting or Failure to Satisfy A Continued Listing Rule or Standard; Transfer of Listing.

        On July 2, 2008, MTS Medication Technologies, Inc. (“MTS”) issued a press release announcing that its Board of Directors has approved the listing of its common stock on The NASDAQ Stock Market LLC. On June 10, 2008, MTS received a letter from The NASDAQ Stock Market LLC approving MTS’ application to list its common stock on The NASDAQ Capital Market.  On July 2, 2008, MTS provided The American Stock Exchange the required written notice of MTS’ intention to withdraw the listing of its common stock from The American Stock Exchange.

        MTS expects that its common stock will begin trading on The NASDAQ Capital Market under the new symbol “MTSI” on July 15, 2008.  MTS’ common stock will continue to trade on The American Stock Exchange under the current symbol MPP until such date.

        A copy of the July 2, 2008 press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

                       (d)     Exhibits.

Exhibit	Description

99.1	Press Release issued by MTS Medication Technologies, Inc. on July 2, 2008.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS Medication Technologies, Inc.
(Registrant)

Date: July 2, 2008	By:	/s/ Michael P. Conroy
Michael P. Conroy
Vice President and Chief Financial Officer

2